EXECUTION VERSION
AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
This AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of September 5, 2013 (the “Effective Date”), by and among AVIS BUDGET FINANCE, PLC, a public company incorporated under the laws of Jersey, Channel Islands (“the “Issuer”), THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a trust company duly organized and existing under the laws of the State of New York, as the retiring trustee under the Indenture referred to below (the “Retiring Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation duly organized and existing under the laws of the State of New York, as the successor trustee under the Indenture referred to below (the “Successor Trustee”).
WHEREAS, the Issuer, the Retiring Trustee, Citibank, N.A., London Branch, as paying agent and note registrar, and the guarantors from time to time parties thereto, are parties to that certain indenture (as amended and supplemented), dated as of March 7, 2013 (the “Indenture”), pursuant to which the Issuer issued its 6.00% Senior Notes due 2021 (the “Notes”), of which Euro 250,000,000 aggregate principal amount of the Notes are outstanding, as of the date hereof;
WHEREAS, the Retiring Trustee has been acting as Trustee and in certain other capacities under the Indenture;
WHEREAS, pursuant to Section 710 of the Indenture, the Retiring Trustee has provided notice to the Issuer of its resignation as Trustee and its other capacities under the Indenture with respect to the Notes;
WHEREAS, the Issuer desires to appoint the Successor Trustee as successor Trustee and in all other capacities in which the Retiring Trustee serves under the Indenture, and the Successor Trustee is willing to accept such appointments; and
WHEREAS, the Indenture provides that the successor Trustee appointed under the Indenture shall succeed to and become vested with all the rights, powers, trusts and duties of the retiring Trustee, and that the retiring Trustee shall be discharged from its duties and obligations thereunder upon the acceptance by the successor Trustee of its appointment.

NOW, THEREFORE, in consideration of the covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows (capitalized terms used but not otherwise defined in this Agreement shall have the definitions given to such terms in the Indenture):

1.	Pursuant to the terms of the Indenture, the Retiring Trustee has notified the Issuer of its resignation as Trustee, Note Registrar and Paying Agent under the Indenture.

2.
Pursuant to the terms of the Indenture, effective as of the Effective Date, the Issuer hereby appoints the Successor Trustee as Trustee under the Indenture and as successor to the Retiring Trustee in any other capacity in which the Retiring Trustee acts pursuant to the Indenture, and the Issuer hereby confers to the Successor Trustee all of the rights, title, interests, capacities, privileges, duties and responsibilities in such capacities under the Indenture.

3.
Effective as of the Effective Date, the Retiring Trustee hereby assigns, transfers, delivers and confers to the Successor Trustee all of its rights, title and interest under the Indenture including, without limitation, all of its rights, title, powers, trusts, protections, indemnities, immunities, interests, capacities, privileges, duties and responsibilities as Trustee and in any other capacity in which the Retiring Trustee acts pursuant to the Indenture.

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4.
Effective as of the Effective Date, the Successor Trustee hereby accepts its appointment as successor Trustee and in all other capacities in which the Retiring Trustee serves under the Indenture and agrees that, as of the Effective Date, it shall become vested with all the rights, title, powers, trusts, protections, indemnities, immunities, interests, capacities, privileges, duties and responsibilities of the Retiring Trustee with like effect as if originally named as Trustee and in such other capacities in which the Retiring Trustee serves under the Indenture; provided, however, that, notwithstanding any term herein or elsewhere to the contrary, the Successor Trustee does not hereby assume or agree to, and nothing herein shall be construed to transfer or impose upon the Successor Trustee, any of the foregoing obligations, duties, responsibilities or trusts arising or existing prior to the Effective Date, or any liabilities of the Retiring Trustee or obligations of the Retiring Trustee to be performed prior to the Effective Date (whether in its capacity as predecessor in any of such capacities or otherwise arising from any actions or omissions of the Retiring Trustee). The resignation, appointment and acceptance effected hereby shall become effective as 5:00 p.m. New York City time on the Effective Date.

5.
Effective as of the Effective Date, the Successor Trustee shall serve as Trustee and any other capacity in which the Retiring Trustee acts pursuant to the Indenture, as set forth in the Indenture, and its designated corporate trust office shall be located at 60 Wall Street, 27th Floor, mail Stop NYC60-2710, New York, New York 10005, or such other address as may be specified in writing by the Successor Trustee to the Issuer from time to time.

6.
On or as soon as reasonably practicable after the Effective Date, the Retiring Trustee shall transfer and deposit with the Successor Trustee all money and property, if any, then held by the Retiring Trustee under the Indenture using the Successor Trustee’s wire instructions as set forth in Exhibit A hereto. After the Effective Date, the Retiring Trustee shall transfer and deposit with the Successor Trustee all money and property that the Retiring Trustee receives which were required by the terms of the Indenture to be held by the Retiring Trustee using the Successor Trustee’s wire instructions set forth in Exhibit A hereto or otherwise provided to the Retiring Trustee.

7.
On or as soon as reasonably practicable after the Effective Date, the Retiring Trustee shall provide to the Successor Trustee originals, if available, or copies of all documents, materials, information and reports as more fully described and listed on Exhibit B attached hereto and incorporated herein by this reference (the “Information”), in each case to the extent such Information is in the possession of the Retiring Trustee. From and after the Effective Date, the Retiring Trustee further agrees that it will, upon reasonable request of the Successor Trustee, (1) provide to the Successor Trustee any additional information (other than with respect to internal or privileged information) in the possession of the Retiring Trustee relating to the Notes or the Indenture, (2) cooperate with the Successor Trustee to resolve any issues that arise with respect to the Information and (3) cooperate with any reasonable request by the Successor Trustee to more fully vest or confirm in the Successor Trustee the rights, title, powers, trusts, protections, indemnities, immunities, interests, capacities, privileges, duties and responsibilities of the Retiring Trustee in the Indenture assigned hereby. The Successor Trustee understands and agrees that the Retiring Trustee makes no representation or warranty regarding the accuracy or completeness of any Information or such additional information.

8.	On or as soon as reasonably practicable after the Effective Date, the Successor Trustee shall cause a notice, substantially in the form of Exhibit C hereto, to be sent to each Holder of the Notes.

9.
Each party hereto agrees that the Successor Trustee may conclusively rely on the Information for all purposes, without further inquiry, verification or independent investigation of any kind, including, without limitation, for purposes of carrying out its obligations as Successor Trustee. In addition, each party hereto hereby expressly agrees that the Successor Trustee shall have no liability for any failure, inability or delay on its part in performing or observing any duties, obligations or responsibilities in its capacity as Successor Trustee due to or resulting from any delay, failure or inability on the part of the Retiring Trustee in delivering any of the Information and materials, or any other deliverable required to

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be delivered by the Retiring Trustee to the Successor Trustee hereunder. To the extent set forth in the Indenture, the Retiring Trustee shall remain liable to the other parties thereto for any unreasonable delay, failure or inability in performing or observing any duties, obligations or responsibilities on its part under the Indenture arising prior to the Effective Date.

10.	The Issuer hereby represent and warrant to the Successor Trustee as follows:

a.    It is validly organized and existing under the laws of the jurisdiction of its organization or incorporation;

b.    The Indenture was duly executed and delivered by the Issuer and constitutes the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability of the Indenture may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity;

c.    The Notes were validly and lawfully issued;

d.    It has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Indenture; and

e.    Promptly after the execution and delivery of this Agreement, it will mail or cause to be mailed to each note holder a Notice of Resignation of Trustee and a Notice of Appointment of Successor Trustee.

11.	The Retiring Trustee hereby represents and warrants to the Successor Trustee as follows:

a.	To the best of its knowledge, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default has occurred and is continuing under the Indenture;

b.
No covenant or condition contained in the Indenture has been waived by the Retiring Trustee or, to the knowledge of Responsible Officers of the Retiring Trustee, by the Holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

c.	The Retiring Trustee has not, and as of the Effective Date will not have, as Trustee, entered into any supplement or amendment to the Indenture, except as set forth on Exhibit D attached hereto;

d.
All conditions precedent relating to the appointment of the Successor Trustee under the Indenture, that are required to be performed by the Retiring Trustee have been complied with by the Retiring Trustee; and

e.	It has lawfully and fully discharged its duties under the Indenture.

12.
The Successor Trustee hereby represents and warrants to the Retiring Trustee and to the Issuer that it is eligible under Section 709 of the Indenture and qualified and eligible under the Trust Indenture Act of 1939, as amended to date, to serve as Trustee under the Indenture and that it has the corporate power and authority to perform the duties and obligations of the Trustee under the Indenture and in all other capacities in which it or its affiliates perform under the Indenture.

13.	Each of the parties hereto hereby represents and warrants for itself that as of the date hereof, and the Effective Date:

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a.	it has power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

b.
this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation and is enforceable against it, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity.

14.
The parties hereto agree that this Agreement does not constitute an assumption by the Successor Trustee of any liability of the Retiring Trustee arising out of any actions or inaction by the Retiring Trustee, prior to the Effective Date, in performance (or non-performance) of its duties under the Indenture.

15.
The parties hereto agree that as of the Effective Date all references to the Retiring Trustee as Trustee or any other capacity in which the Retiring Trustee acts pursuant to the Indenture shall be deemed to refer to the Successor Trustee.

16.
This Agreement may be executed in any number of counterparts, each of which shall be an original, but which counterparts, shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.

17.
All notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:

If to the Issuer:

Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, NJ 07054
Attention: Bryon Koepke
Email: bryon.koepke@avisbudget.com
Fax: 973-496-1241
Phone: 973-496-5378

If to the Retiring Trustee:
The Bank of Nova Scotia Trust Company of New York
One Liberty Plaza
165 Broadway, 23rd floor
New York, NY 10006
Attention: Trust Administration
Email: warren.goshine@scotiabank.com
Fax: (212) 225-5436
Phone: (212) 225-5279

If to the Successor Trustee:

Deutsche Bank Trust Company Americas
Trust and Agency Services

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60 Wall Street, 27th Floor
Mail Stop: NYC60-2710
New York, New York 10005
USA
Attn: Corporates Team, Avis
Facsimile: (732) 578-4635

With a copy to:

Deutsche Bank National Trust Company
for Deutsche Bank Trust Company Americas
Trust and Agency Services
100 Plaza One – 6th Floor
Mail Stop: JCY03-0699
Jersey City, NJ 07311-3901
USA
Attn: Corporates Team, Avis
Facsimile: (732) 578-4635

18.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The parties hereto hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process at their respective offices set forth in Section 18 hereof. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

19.
Nothing contained in this Agreement shall in any way affect the obligations or rights of the Issuer under the Indenture. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

20.
Fees paid in advance, if any, to the Retiring Trustee shall be credited to any current fees owed the Retiring Trustee for the period through and including the Effective Date, and the balance of such fees, if any, paid to but unearned by the Retiring Trustee for any period after the Effective Date shall be transferred by the Retiring Trustee to the Successor Trustee on the Effective Date using the Successor Trustee’s wire instructions as set forth on Exhibit A hereto, for deposit by the Successor Trustee. The fees payable by the Issuer on and after the Effective Date shall henceforth be invoiced by and paid to the Successor Trustee at such address and account as shall hereafter be provided by the Successor Trustee to the Issuer. The indemnification provisions set forth in the Indentures for the benefit of the Retiring Trustee shall survive the execution hereof and will remain in effect after the Effective Date.

21.
The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, and in order to help fight the funding of terrorism and money laundering, the Successor Trustee, like all financial institutions, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee. The Issuer agrees that it will provide the Successor Trustee with such information as it may request in order for the Successor Trustee to satisfy the requirements of the USA Patriot Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

AVIS BUDGET FINANCE, PLC

By: /s/ David B. Wyshner
Name: David B. Wyshner
Title: Director

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Retiring Trustee

    By: /s/ John F. Neylan
Name: John F. Neylan
Title: Trust Officer

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DEUTSCHE BANK TRUST COMPANY AMERICAS By: DEUTSCHE BANK NATIONAL TRUST COMPANY, as Successor Trustee

By:	/s/ Jacqueline Bartnick
Name: Title:	Jacqueline Bartnick Director

By: /s/ Linda Reale
Name: Linda Reale Title: Vice President

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Exhibit A

Deutsche Bank Trust Company Americas
New York, NY 10005
ABA # 021001033
Account # 01419647
For the Account of: NYLTD Funds Control New York
Ref: Avis

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Exhibit B
DOCUMENTS, MATERIALS, INFORMATION AND REPORTS TO BE PROVIDED:

GENERAL:

1.	A set of closing documents (on a CD or in hard-copy form) to the extent received by the Retiring Trustee and each amendment and supplemental Indenture, if any received by it.
2.	Copies of all notices sent by Retiring Trustee to Holders of the Notes pursuant to the terms of the Indenture.
3.	The original Notes registered in the name of and held on behalf of Cede & Co (the “Global Notes”).

REGISTER AND TAX INFORMATION:

1. DTC fast balances as of last payment date and any transfers or changes in position thereafter.

2. Printout of register database.

3. The current remaining principal amount of the Securities, together with a record of any prior adjustments to the remaining principal amount.
4. Copies of any written notices received from Holders or beneficial owners.

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Exhibit C

AVIS BUDGET FINANCE, PLC

NOTICE TO HOLDERS
6.00% Senior Notes Due 2021 (CUSIP No. ________)

September__, 2013

Dear Noteholder:

Reference is made to the Indenture, dated as of March 7, 2013 (the “Indenture”), by and between Avis Budget Finance, PLC, a public company incorporated under the laws of Jersey, Channel Islands (the “Issuer”), Deutsche Bank Trust Company Americas, a New York banking corporation as successor trustee (the “Trustee”) to The Bank of Nova Scotia Trust Company of New York (the “Retiring Trustee”), the Guarantors from time to time party thereto and Citibank, N.A., London Branch, as paying agent and note registrar, as amended and supplemented pursuant to which the Issuer’s 6.00% Senior Notes Due 2021 (the “Notes”) were issued. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Indenture.
Pursuant to Section 109 of the Indenture, the Issuer hereby notifies you that (i) the Retiring Trustee has notified the Issuer of its resignation as trustee under the Indenture with respect to the Notes and (ii) Deutsche Bank Trust Company Americas, with its Corporate Trust Office located at 100 Plaza One, Mailstop JCY03-0699 Jersey City, New Jersey 07311-3901 has been appointed by the Issuer as successor Trustee under the Indenture with respect to the Notes.

The Issuer has requested that the Trustee deliver this notice on behalf of the Issuer to each Holder on the date hereof.

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Exhibit D

1.	Supplemental Indenture, dated June 21, 2013, among the Issuer, the guarantors from time to time party thereto and the Retiring Trustee.

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